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                                                                    EXHIBIT 23.1

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

    We consent to incorporation by reference in the registration statements (Nos. 333-01409, 33-11161, 33-22862, 333-31116, 33-31117, 333-31369, 33-31371,
33-50608, 33-50610, 33-56707, 333-61843, 333-70323, and 333-89231) on Form S-8
of Informix Corporation of our report dated November 5, 1999, relating to the supplemental consolidated balance sheet of Informix Corporation and subsidiaries as of December 31, 1998, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and the related schedule as of and for the year ended December 31, 1998, which report is included herein.

                                          /s/ KPMG LLP

Mountain View, California
November 8, 1999